As filed with the Securities and Exchange Commission on December 1, 2023

Registration No. 333-256439

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Baker Hughes Company

(Exact name of registrant as specified in its charter)

Delaware	81-4403168
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

575 N. Dairy Ashford Rd., Suite 100

Houston, Texas 77079-1121

(713) 439-8600

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Fernando Contreras

Vice President, Legal Governance and Corporate Secretary

Baker Hughes Company

575 N. Dairy Ashford Rd., Suite 100

Houston, Texas 77079-1121

(713) 439-8600

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Julian J. Seiguer, P.C. Bryan D Flannery Kirkland & Ellis LLP 609 Main Street, Suite 4700 Houston, Texas 77002 (713) 836-3600

Approximate date of commencement of proposed sale to the public: Not applicable.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

EXPLANATORY NOTE

TERMINATION OF REGISTRATION STATEMENT AND

DEREGISTRATION OF UNSOLD SECURITIES

This Post-Effective Amendment (the “Post-Effective Amendment”) relates to the Registration Statement on Form S-3 (File No. 333-256439) of Baker Hughes Company, a Delaware corporation (the “Registrant”), filed with the Securities and Exchange Commission on May 24, 2021 (the “Registration Statement”), registering an indeterminate amount of the Registrant’s Class A common stock, par value $0.0001 per share, preferred stock, par value $0.0001 per share, debt securities, guarantees of debt securities, purchase contracts and units (together, the “securities”).

The Registrant has terminated any and all offerings of the securities pursuant to the Registration Statement. Accordingly, the Registrant hereby terminates the effectiveness of the Registration Statement and, in accordance with the undertakings made by the Registrant to remove from registration, by means of a post-effective amendment, any securities that had been registered for issuance but remain unsold at the termination of the offering, removes from registration any and all securities of the Registrant registered but unsold under the Registration Statement as of the date hereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on this 1st day of December, 2023.

Baker Hughes Company

By:	/s/ Fernando Contreras
Name: Fernando Contreras
Title: Vice President, Legal Governance and Corporate Secretary

No other person is required to sign this Post-Effective Amendment in reliance upon Rule 478 under the Securities Act of 1933, as amended.